UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2023

SATSUMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39041	81-3039831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 Oyster Point Boulevard, Suite 221
South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 410-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STSA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 16, 2023, Satsuma Pharmaceuticals, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shin Nippon Biomedical Laboratories, Ltd., a Japanese corporation (“Parent”) and SNBL23 Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Purchaser”).

The Merger Agreement provides that, upon the terms and subject to the conditions thereof, as promptly as practicable (but in no event more than fifteen (15) business days after the date of the Merger Agreement), Purchaser will commence a tender offer (the “Offer”) to acquire (subject to the Minimum Condition, as defined below) any and all of the issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Shares”) in exchange for (i) an amount in cash equal to $0.91, without interest and less applicable withholding taxes (the “Per Share Price”), and (ii) one contingent value right per Share (a “CVR”) representing the right to receive, subject to the terms and conditions of the Contingent Value Rights Agreement, substantially in the form attached to the Merger Agreement and as Exhibit 10.1 hereto (the “CVR Agreement”), the consideration set forth in the CVR Agreement (the CVRs together with the aggregate Per Share Price paid in accordance with the Merger Agreement, the “Offer Consideration”). The Merger Agreement includes a remedy of specific performance and is not subject to a financing condition. As soon as practicable following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, Purchaser will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), which permits completion of the Merger without a vote of the holders of the Common Stock upon the acquisition by Purchaser of a majority of the aggregate number of the Shares.

At the effective time of the Merger (the “Effective Time”), each:

•

Share issued and outstanding immediately prior to the Effective Time (other than (i) each share held in treasury or held by Parent, Purchaser or any of their subsidiaries and (ii) each Share outstanding immediately prior to the Effective Time and held by stockholders who are entitled to demand, and properly demand, appraisal for such Shares in accordance with Section 262 of the DGCL) will be automatically converted into the right to receive the Per Share Price and one CVR representing the right to receive, subject to the terms and conditions of the CVR Agreement, the consideration set forth in the CVR Agreement (the CVRs together with the aggregate Per Share Price paid in accordance with the Merger Agreement, the “Merger Consideration”);

•

outstanding, unexercised Company option that is vested at the Effective Time, or that vests as a result of the consummation of the transactions contemplated by the Merger Agreement (each, a “Vested Company Option”) and has an exercise price per Share that is less than the Per Share Price will be cancelled and converted automatically into the right to receive (i) an amount (without interest) in cash, equal in value to (A) the total number of Shares subject to the Vested Company Option multiplied by (B) the excess, if any, of the Per Share Price over the exercise price per Share underlying such Vested Company Option, less applicable taxes required to be withheld with respect to such payment, and (ii) a CVR;

•	Vested Company Option that has an exercise price per Share that is greater than or equal to the Per Share Price will be cancelled immediately for no consideration or payment; and

•	Company option that is not a Vested Company Option will be cancelled immediately for no consideration or payment.

Under the terms of the Merger Agreement, Purchaser’s obligation to accept and pay for shares of Common Stock that are tendered in the Offer is subject to customary conditions, including, among others, that (i) prior to the expiration of the Offer, there have been validly tendered and not validly withdrawn in accordance with the terms of the Offer a number of Shares that, upon the consummation of the

Offer, together with the Shares then owned directly or indirectly by Parent, Purchaser or any direct or indirect subsidiary of Parent (excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received,” as such term is defined in Section 251(h) of the DGCL, by the depositary for the Offer pursuant to such procedures), would represent at least a majority of the aggregate number of shares of the Company’s capital stock outstanding immediately after the consummation of the Offer (the “Minimum Condition”); (ii) the absence of legal restraints prohibiting the consummation of the transactions contemplated by the Merger Agreement; (iii) the accuracy of the Company’s representations and warranties in the Merger Agreement, subject to specified materiality qualifications; (iv) compliance by the Company with its covenants in the Merger Agreement in all material respects; (v) the absence of a material adverse effect on the business, financial condition, or results of operations of the Company and its subsidiaries taken as a whole (subject to customary carveouts); (vi) delivery of a customary officer certificate certifying that the conditions set forth in clauses (iii), (iv) and (v) immediately above have been satisfied; (vii) no valid termination of the Merger Agreement in accordance with its terms; and (viii) Company Net Cash (as defined in the Merger Agreement) the amount required by the Merger Agreement.

The Merger Agreement and the consummation of the transactions contemplated thereby have been approved by the Company board of directors (the “Company Board”), and the Company Board has resolved, subject to customary exceptions, to recommend that the stockholders of the Company accept the Offer and tender their Shares to Purchaser pursuant to the Offer (such recommendations, the “Recommendation”).

The Merger Agreement includes covenants requiring the Company and its representatives not to (i) solicit, initiate, induce, encourage or facilitate (including by way of granting a waiver under Section 203 of the DGCL), any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal (as defined in the Merger Agreement), (ii) participate in any discussions or negotiations or cooperate in any way with any person regarding any proposal or offer the consummation of which would constitute a Company Acquisition Proposal; (iii) provide any information or data concerning the Company or any of its subsidiaries to any person in connection with any proposal the consummation of which would constitute a Company Acquisition Proposal or for the purpose of soliciting, initiating, inducing, encouraging or facilitating a Company Acquisition Proposal; (iv) enter into any binding or nonbinding letter of intent, term sheet, memorandum of understanding, merger agreement, acquisition agreement, agreement in principle, option agreement, joint venture agreement, partnership agreement, lease agreement or other similar agreement with respect to a Company Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to a Company Acquisition Proposal; (v) adopt, approve or recommend or make any public statement approving or recommending any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal (including by approving any transaction, or approving any person becoming an “interested stockholder,” for purposes of Section 203 of the DGCL); take any action or exempt any person (other than Parent and its subsidiaries) from the restriction on “business combinations” or any similar provision contained in applicable takeover laws or the Company’s organizational or other governing documents; or (vi) resolve, publicly propose or agree to do any of the foregoing.

Notwithstanding these restrictions, the Company may under certain circumstances provide information to and engage in discussions or negotiations with third parties with respect to an unsolicited bona fide acquisition proposal that the Company Board determines in good faith, after consultation with outside legal counsel and an independent financial advisor of nationally recognized reputation, constitutes a Company Superior Proposal (as defined in the Merger Agreement) and the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law.

In addition, the Company Board is permitted, subject to the terms and conditions set forth in the Merger Agreement, to make a Company Change in Recommendation (as defined in the Merger Agreement) following (i) receipt of an unsolicited, bona fide written Company Acquisition Proposal after the date of the Merger Agreement with respect to which the Company has received a written, definitive form of Company Alternative Acquisition Agreement (as defined in the Merger Agreement) that has not been withdrawn and the Company Board determines in good faith, after consultation with independent financial advisors of nationally recognized reputation and outside legal counsel, that such Company Acquisition Proposal constitutes a Company Superior Proposal, or (ii) the occurrence of an event or development that has a material effect on the Company and was not known to or reasonably foreseeable by the Company at signing, subject to customary exceptions, in each case, if the Company Board concludes in good faith, after consultation with independent financial advisors of nationally recognized reputation and outside legal counsel, that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law.

The Merger Agreement contains representations, warranties and covenants by the Company, Parent and Purchaser that are customary for a transaction of this nature, including among others, the covenant regarding the conduct of the Company’s business during the pendency of the transactions contemplated by the Merger Agreement, public disclosures and the use of reasonable best efforts to make all filings required by governmental entities following the execution of the Merger Agreement. In addition, certain covenants require each of the parties to use, subject to the terms and conditions of the Merger Agreement, their reasonable best efforts to consummate the Offer and the Merger.

The Merger Agreement contains customary termination rights for each of the Company and Parent, including the right of the Company and Parent to terminate the Merger Agreement if Parent has not accepted the Shares tendered in the Offer upon the expiration of the Offer or if a final, non-appealable legal restraint permanently prohibits the consummation of the transactions contemplated by the Merger Agreement.

The Merger Agreement also provides that the payment of a $905,136 termination fee will be payable by Company to Parent if:

•

prior to the acceptance of the shares tendered in the Offer (the “Acceptance Time”) the Merger Agreement is terminated by Parent due to (i) the Company Board having made a Company Change in Recommendation, (ii) the Company having failed to include the Company Board Recommendation in the Schedule 14D-9 or Company’s Schedule 13E-3 filing, (iii) a tender offer or exchange offer for outstanding Shares having been commenced (other than by Parent or an affiliate of Parent) and the Company Board having recommended that the stockholders of the Company tender their shares in such tender or exchange offer or, within 10 business days after the commencement of such tender or exchange offer, the Company Board having failed to recommend against acceptance of such offer; or (iv) the Company having materially breached or failed to perform in any material respect certain obligations in the Merger Agreement including with respect to its non-solicitation covenant;

•

prior to the Acceptance Time, the Merger Agreement is terminated by the Company due to the Company Board having authorized, to the extent permitted by its non-solicitation covenant, the Company’s entry into a binding written definitive acquisition agreement providing for the consummation of a Company Superior Proposal that did not result from a material breach of the Merger Agreement and, concurrently with the Company’s termination the Merger Agreement, the Company enters into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a Company Superior Proposal; or

•

(i) either the Company or Parent terminates the Merger Agreement due to the failure to complete the Offer, (ii) prior to such termination a Company Acquisition Proposal is publicly disclosed and not publicly withdrawn and (iii) within 12 months after the date of the termination of the Merger Agreement the Company consummates a Company Acquisition Proposal or enters into an agreement contemplating a Company Acquisition Proposal which is subsequently consummated.

Pursuant to the Merger Agreement, the Company expects the tender offer materials in respect of the Offer to be filed with the Securities and Exchange Commission (the “SEC”) approximately 15 business days following the date of the Merger Agreement.

The Company will (i) file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (“Schedule 14D-9 Solicitation Statement”) with respect to the Offer, which will reflect the terms and conditions of the Merger Agreement, describe and make the Recommendation (subject to a Company Change in Recommendation) and include the notice of appraisal rights in accordance with Section 262 of the DGCL. The Company will also prepare and file a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the Offer, which will include the Recommendation (subject to a Company Change in Recommendation).

Contingent Value Right Agreement

Prior to consummation of the Merger, Parent will enter into the CVR Agreement with the American Stock Transfer & Trust Company, LLC (the “Rights Agent”), which will govern the terms of the CVR portion of the Offer Consideration and Merger Consideration. Each CVR represents the right to additional payments based on the proceeds, subject to certain adjustments, received by Parent from (i) the sale, license or other grant of rights with respect to the STS101 program or any part thereof, (ii) the sale or disposition of all or substantially all of the business or assets of the Company (that exists immediately prior to the closing of the Merger), or (iii) the sale or disposition of all or substantially all of the equity of the Company or Purchaser.

The right to the CVR portion of the Merger Consideration as evidenced by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement.

Tender and Support Agreement

Concurrently with the execution of the Merger Agreement, Parent entered into a tender and support agreement (the “Support Agreement”) with certain stockholders and directors of the Company (the “Supporting Persons”), pursuant to which such Supporting Person has agreed, among other things, to tender its Shares in the Offer and to vote against certain matters at meetings of the Company’s stockholders which are intended to or would reasonably be expected to impede, delay or prevent, in any material respect, the Offer or the Merger. The Support Agreement will terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) a Company Change in Recommendation, (iv) the occurrence of the Termination Date (as defined in the Merger Agreement), (v) the mutual written consent of Parent, Purchaser and stockholders holding a majority of the Subject Securities (as defined in the Support Agreement) and (vi) the delivery of written notice from a Supporting Person to Parent at any time following (A) the waiver of the Minimum Condition or certain other conditions in the Merger Agreement or (B) certain changes in the terms of or conditions to the Offer.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by the full text of the Support Agreement, a copy of which is filed as Exhibit 2.2 hereto and is incorporated by reference herein.

Additional Information

The foregoing descriptions of the Merger Agreement, the CVR Agreement, and the Tender and Support Agreement, and the transactions contemplated thereby do not purport to be complete, and are subject to, and qualified in its entirety by reference to, the full text of the each agreement, which are attached as Exhibits 2.1, 2.2 and 10.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. It is not intended to provide any factual information about the Company, Parent or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger

Agreement and as of specified dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by the Company’s stockholders, but rather as a way of allocating the risk between the parties in the event that statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by the Company’s stockholders. The Company’s stockholders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to the Company’s stockholders’ right to receive the Merger Consideration and the right of the holders of Company Stock Options and Company Equity Awards to receive the consideration pursuant to the Merger Agreement and to seek specific performance or damages with respect to those rights, and the provisions of Section 6.8 of the Merger Agreement relating to indemnification) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.

A copy of the press release announcing the proposed Offer is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 11, 2023, the Company received a written notice from the staff (the “Staff”) of the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that, for the 30 consecutive business day period between February 27, 2023 through April 10, 2023, the Company’s Common Stock, had not maintained a minimum bid price of $1.00 per share, required for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). Nasdaq’s written notice does not result in the immediate delisting of the Common Stock from the Nasdaq Global Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), the Company has 180 calendar days, or until October 9, 2023 (the “Compliance Date”), to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price for the Common Stock must be at least $1.00 per share for a minimum of ten consecutive business days before the Compliance Date.

If the Company does not regain compliance with the Minimum Bid Price Requirement by the Compliance Date, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would be required to transfer its listing to the Nasdaq Capital Market and meet the continued listing requirement for the market value of publicly held shares and all other applicable initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and would need to provide written notice to Nasdaq of its intention to cure the deficiency during the additional 180-day compliance period, such as by effecting a reverse stock split, if necessary. As part of its review process, the Staff will make a determination of whether it believes the Company will be able to cure this deficiency. If it appears to the Staff that the Company will not be able to cure the deficiency or if the Company does not meet the other listing standards, then the Staff will provide written notice to the Company that its Common Stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearing Panel. There can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by the Staff to the Hearing Panel, such appeal would be successful.

The Company intends to monitor the closing bid price of its Common Stock and may, if appropriate, consider available options to regain compliance with the Minimum Bid Price Requirement. However, the Company may not regain compliance with such requirement.

Item 5.02	Departure of Directors or Principal Officers

As requested by Parent, the Company will terminate the employment of each of John Kollins, President and Chief Executive Officer of the Company, and Tom O’Neil, Chief Financial Officer of the Company, effective as of the closing of the Offer and the Merger (and subject to the occurrence of the closing of the Offer and Merger) on terms and conditions to be negotiated between the parties. Prior to the closing, such executive officers shall remain in their current positions with their current compensation.

In connection to the Merger and in accordance with the Merger Agreement, each of the directors of the Company will resign as directors of the Company, effective as of the closing of the Offer and the Merger (and subject to the occurrence of the closing of the Offer and Merger).

Item 7.01	Regulation FD Disclosure.

On April 16, 2023, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is hereby furnished as Exhibit 99.1 to this Report.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements may be identified by terminology such as “believe,” “may,” “will,” “should”, “predict”, “goal”, “strategy”, “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “seek” and similar expressions and variations thereof. These and other similar words are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the structure, timing and completion of the proposed transaction; the ability to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer contemplated thereby and the other conditions set forth in the Merger Agreement; the possibility that the conditions to payment under the CVRs will be met; and the possibility of any termination of the Merger Agreement. The Company has based these forward-looking statements on current expectations and projections about future events and trends that the Company believes may affect the financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs of Parent and the Company, but there can be no guarantee that such expectations and projections will prove accurate in the future.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Offer and the subsequent merger; uncertainties as to the number of the Company’s stockholders that will tender their shares in the offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the merger and the offer contemplated thereby may not be satisfied or waived; the effects of disruption from the transactions contemplated by the Merger Agreement on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; and the risk that stockholder litigation in connection with the offer or the merger may result in significant costs of defense, indemnification and liability. Moreover, Parent and the Company operate in very competitive and rapidly changing environments, and new risks emerge from time to time. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements, business and market conditions, the timing and results of biotechnology development and potential regulatory approval and whether the conditions to the closing of the proposed transaction are satisfied on the expected timetable or at all. Forward-looking statements are also subject to risks and uncertainties pertaining to the business of the Company, including those set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which is on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in the Company’s other filings with the SEC, other unknown or unpredictable factors could also affect the Company’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information contained in this document is provided only as of the date hereof, and no party undertakes any obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

Additional Information and Where to Find It

The Offer for the outstanding shares of common stock of the Company has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company’s common stock, nor is it a substitute for the Offer materials that Parent and its acquisition subsidiary will file with the SEC upon commencement of the Offer. At the time the Offer is commenced, Parent will file a Tender Offer Statement on Schedule TO (“Tender Offer Statement”) with the SEC, and thereafter the Company will file the Schedule 14D-9 Solicitation Statement with respect to the Offer. Both the Tender Offer Statement and the Schedule 14D-9 Solicitation Statement will be mailed to the Company’s stockholders free of charge. A free copy of the Tender Offer Statement and the Schedule 14D-9 Solicitation Statement will also be made available to all stockholders of the Company by contacting the Company at info@satsumarx.com or by phone at (650) 410-3200. In addition, the Tender Offer Statement, the related letter of transmittal and certain other Offer documents and the Schedule 14D-9 Solicitation

Statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov, upon filing with the SEC. In addition to these documents, the Company files annual, quarterly and current reports and other information with the SEC. These filings with the SEC are also available to the public for free at the SEC’s website. In addition, the Schedule 14D-9 Solicitation Statement and the other documents filed by the Company with the SEC are available to all stockholders of the Company free of charge at http://investors.Satsumarx.com.

THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9 SOLICITATION STATEMENT CAREFULLY, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO, AS WELL AS IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF THE COMPANY’S COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of April 16, 2023, by and among Satsuma Pharmaceuticals, Inc., Shin Nippon Biomedical Laboratories, Ltd. and SNBL23 Merger Sub, Inc.

2.2*	Tender and Support Agreement, dated as of April 16, 2023, by among Shin Nippon Biomedical Laboratories, Ltd., SNBL23 Merger Sub, Inc. and certain stockholders and directors of the Company

10.1	Form of Contingent Value Rights Agreement to be entered into between Shin Nippon Biomedical Laboratories, Ltd. and American Stock Transfer & Trust Company, LLC

99.1	Press Release dated April 16, 2023

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*	Certain confidential information and exhibits have been omitted pursuant to Item 601 of Regulation S-K because it is not material, and it is the type that the Registrant treats as confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATSUMA PHARMACEUTICALS, INC.

Date: April 17, 2023	By:	/s/ Tom O’Neil
Tom O’Neil
Chief Financial Officer